Exhibit 10.2

Notice of Grant of Stock Options and Option Agreement	Integra LifeSciences Holdings Corporation ID: 51-0317849 311 Enterprise Drive Plainsboro, New Jersey 08536

[NAME AND ADDRESS OF GRANTEE]	Option Number: Plan: [NAME OF PLAN] ID:

Effective [DATE OF GRANT], you have been granted a Non-Qualified Stock Option to buy                  shares of Integra LifeSciences Holdings Corporation (the Company) stock at $[CLOSING PRICE OF COMMON STOCK ON DATE OF GRANT] per share.

The total option price of the shares granted is $        .

Shares in each period will become fully vested on the date shown.

Shares	Vest Type	Full Vest	Expiration

1/3rd of SHARES	On Vest Date	ONE YEAR ANNIVERSARY OF [GRANT DATE]	EIGHT YEAR ANNIVERSARY OF GRANT DATE

2/3rd of SHARES	Monthly, as set forth in the Option Agreement	THREE YEAR ANNIVERSARY OF [GRANT DATE]	EIGHT YEAR ANNIVERSARY OF GRANT DATE

By your signature and the Company’s signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of the Company’s Second Amended and Restated 2003 Equity Incentive Plan and the Option Agreement, all of which are attached and made a part of this document.

Integra LifeSciences Holdings Corporation	Date

Name	Date

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

2003 EQUITY INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT

NON-QUALIFIED STOCK OPTION AGREEMENT (together with the attached Notice of Grant of Stock Options and Option Agreement (“Notice of Grant”), the “Option Agreement”) made as of the date (the “Grant Date”) set forth in Notice of Grant, between Integra LifeSciences Holdings Corporation, a Delaware corporation (the “Company”), and the named Key Employee of the Company, a Related Corporation, or an affiliate (the “Employee”).

WHEREAS, the Company desires to afford the Employee an opportunity to purchase shares of common stock of the Company, par value $.01 per share (“Common Stock”), as hereinafter provided, in accordance with the provisions of the Integra LifeSciences Holdings Corporation Second Amended and Restated 2003 Equity Incentive Plan (the “Plan”), which can be found on Integra’s Intranet at http://intranet/stockoptions/. Requests for hardcopies of the “Plan” should be directed to Christie Davis at the New Jersey Corporate Office.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration the legal sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Grant of Option. The Company hereby grants to the Employee a non-qualified stock option (the “Option”) to purchase all or any part of an aggregate of the number of shares of Common Stock as set forth in the attached Notice of Grant, subject to adjustment in accordance with Section 8 of the Plan.

2. Purchase Price. The purchase price per share of the shares of Common Stock covered by the Option shall be that set forth in the attached Notice of Grant, subject to adjustment in accordance with Section 8 of the Plan. It is the determination of the Company’s Compensation Committee (the “Committee”) that on the Grant Date the per share Option exercise price was not less than the greater of one hundred percent (100%) of the fair market value of the Common Stock, or the par value thereof.

3. Term. Unless earlier terminated pursuant to any provision of this Option Agreement, this Option shall expire on the date set forth in the attached Notice of Grant (the “Expiration Date”). Notwithstanding anything herein to the contrary, this Option shall not be exercisable after the Expiration Date.

4. Exercise of Option. This Option shall vest and become exercisable with respect to 1/3rd of the shares subject hereto on the first anniversary of the [Grant Date]. Thereafter, this Option shall vest and become exercisable with respect to 1/24th of the remaining shares on the first business day of each following month.

Any portion of the Option that becomes exercisable in accordance with the foregoing shall remain exercisable, subject to the provisions contained in this Option Agreement,

until the expiration of the term of this Option as set forth in Paragraph 3 or until other termination of the Option as set forth in this Option Agreement.

Notwithstanding anything contained herein, no portion of the Option which has not become vested and exercisable as of the Employee’s termination of employment or in connection with Employee’s termination of employment shall thereafter become vested or exercisable.

5. Method of Exercising Option. Subject to the terms and conditions of this Option Agreement, the Option may be exercised in whole or in part by written notice to the Company, at its principal office, which currently is located at 311 Enterprise Drive, Plainsboro, New Jersey 08536. Such notice shall state the election to exercise the Option, and the number of shares with respect to which it is being exercised; shall be signed by the person or persons so exercising the Option; shall, unless the Company otherwise notifies the Employee, be accompanied by the investment certificate referred to in Paragraph 6; and shall be accompanied by payment of the full Option price of such shares.

The Option price shall be paid to the Company: (i) in cash; (ii) in cash equivalent; (iii) in Common Stock of the Company, in accordance with Section 7.1(f)(ii) of the Plan (as in effect on the date of this Option Agreement); (iv) by delivering a properly executed notice of exercise of the Option, in accordance with Section 7.1(f)(iii) of the Plan (as in effect on the date of this Option Agreement); (v) in Common Stock of the Company issuable pursuant to the exercise of the Option or otherwise withheld in net settlement of the Option, in accordance with Section 7.1(f)(iv) of the Plan (as in effect on the date of this Option Agreement); or (vi) by any combination of (i)-(v).

Upon receipt of such notice and payment, the Company, as promptly as practicable, shall deliver or cause to be delivered a certificate or certificates representing the shares with respect to which the Option is so exercised. Such certificate(s) shall be registered in the name of the person or persons so exercising the Option (or, if the Option is exercised by the Employee and if the Employee so requests in the notice exercising the Option, shall be registered in the name of the Employee and the Employee’s spouse, jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person or persons exercising the Option. In the event the Option is exercised by any person or persons after the legal disability or death of the Employee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option. All shares that are purchased upon the exercise of the Option as provided herein shall be fully paid and not assessable by the Company.

6. Shares to be Purchased for Investment. Unless the Company has theretofore notified the Employee that a registration statement covering the shares to be acquired upon the exercise of the Option has become effective under the Securities Act of 1933 and the Company has not thereafter notified the Employee that such registration statement is no longer effective, it shall be a condition to any exercise of this Option that the shares acquired upon such exercise be acquired for investment and not with a view to distribution, and the person effecting such exercise shall submit to the Company a certificate of such investment intent, together with such other evidence supporting the same as the Company may request. The Company shall be entitled to delay the transferability of the shares issued upon any such exercise to the extent necessary to avoid a risk of violation of the Securities Act of 1933 (or of any rules or regulations promulgated thereunder) or of any state laws or regulations. Such restrictions may, at the option of the Company, be noted or set forth in full on the share certificates.

7. Non-Transferability of Option. This Option is not assignable or transferable, in whole or in part, by the Employee other than by will or by the laws of descent and distribution, and during the lifetime of the Employee the Option shall be exercisable only by the Employee or by his or her guardian or legal representative.

8. Termination of Employment. If the Employee’s employment with the Company and all Related Corporations is terminated for any reason other than death or disability prior to the Expiration Date, this Option may be exercised, to the extent of the number of shares with respect to which the Employee could have exercised it on the date of such termination of employment, or to any greater extent permitted by the Committee, by the Employee at any time prior to the earlier of:

(a)	The Expiration Date; or

(b)	Six (6) months after such termination of employment.

9. Disability. If the Employee incurs a disability, as defined in the Plan, during his or her employment with the Company and Related Corporations and, prior to the Expiration Date, the Employee’s employment is terminated as a consequence of such disability, this Option may be exercised, to the extent of the number of shares with respect to which the Employee could have exercised it on the date of such termination of employment, or to any greater extent permitted by the Committee in its discretion, by the Employee, or in the event of the Employee’s legal disability, by the Employee’s legal representative, at any time prior to the earlier of:

(a)	The Expiration Date; or

(b)	One year after the date of such termination of employment.

10. Death. If the Employee dies during his or her employment with the Company and Related Corporations and prior to the Expiration Date, or if the Employee’s employment is terminated for any reason (as described in Paragraphs 8 or 9 above) and the Employee dies following his or her termination of employment but prior to the earliest of the Expiration Date or the expiration of the period determined under Paragraph 8 or 9 above, this Option may be exercised, to the extent of the number of shares with respect to which the Employee could have exercised it on the date of his or her death, or to any greater extent permitted by the Committee, by the Employee’s estate, personal representative or beneficiary who acquired the right to exercise this Option by bequest or inheritance or by reason of the Employee’s death, at any time prior to the earlier of:

3

(a)	The Expiration Date; or

(b)	One year after the date of the Employee’s death

11. Withholding of Taxes. The obligation of the Company to deliver shares of Common Stock upon the exercise of the Option shall be subject to applicable federal, state and local tax withholding requirements. If the exercise of any Option is subject to the withholding requirements of applicable federal, state or local tax laws, the Committee, in its discretion, may permit the Employee, subject to the provisions of the Plan and such additional withholding rules (the “Withholding Rules”) as shall be adopted by the Committee, to satisfy the withholding tax, in whole or in part, by electing to have the Company withhold (or by returning to the Company) shares of Common Stock, which shares shall be valued, for this purpose, at their fair market value on the date of exercise of the Option (or, if later, the date on which the Employee recognizes ordinary income with respect to such exercise). An election to use shares of Common Stock to satisfy tax withholding requirements must be made in compliance with and subject to the Withholding Rules. The Committee may not withhold shares in excess of the number necessary to satisfy the minimum tax withholding requirements.

12. Construction. Except as would be in conflict with any specific provision herein, this Option Agreement is made under and subject to the provisions of the Plan as in effect on the Grant Date and, except as would conflict with the provisions of this Option Agreement, all of the provisions of the Plan as in effect on the Grant Date are hereby incorporated herein as provisions of this Option Agreement. Notwithstanding the foregoing, provisions of this Option Agreement that conflict with the Plan will be given effect only to the extent they do not exceed the Committee’s discretion under the Plan.

13. Governing Law. This Non-Qualified Stock Option Agreement shall be governed by applicable federal law and otherwise by the laws of the State of Delaware.

4